090401

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20140185055-61
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/13/2014 8:59 AM
	Entity Number E0218392010-3

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

CES Synergies, Inc.

2. Description of the original document for which correction is being made:

Certificate of Amendment to Articles of Incorporation, filed March 4, 2014 with effective date of March 10, 2014.

3. Filing date of the original document for which correction is being made: March 4, 2014

4. Description of the inaccuracy or defect:

Original document included both increase in authorized shares of common stock to 250,000,000 and two-for-one forward stock split of outstanding common stock. There will be no forward stock split.

5. Correction of the inaccuracy or defect:

Article Fourth is hereby amended and restated in its entirety to read as follows:

The total number of stock authorized that may be issued by the corporation is two hundred fifty million (250,000,000) shares of Common Stock with a par value of $0.001 per share and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such consideration as may be fixed by the Board of Directors.

6. Signature:

X [signature]
Authorized Signature

CBO
Title *

3/12/2014
Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.